Exhibit 99.19(f)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2025, with respect to the financial statements and financial highlights of The India Fund, Inc., incorporated herein by reference.

/s/ KPMG LLP

Columbus, Ohio
March 10, 2025